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                                                                       Exhibit 5



                           THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                             Waltham, MA 02254-9046



                                                           July 27, 1998




ONIX Systems Inc.
22001 North Park Drive
Kingwood, TX 77339


         Re: Registration Statement on Form S-1 Relating to 1,639,640 Shares of the Common Stock, $.01 par value, of ONIX Systems Inc.
              ---------------------------------------------------------

Ladies and Gentlemen:

         I am General Counsel to ONIX Systems Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") on Form S-1 (the "Registration Statement"), of 1,639,640 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), which may from time to time be sold by certain shareholders of the Company.

         I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I or a member of my staff have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinions" in the Prospectus constituting a part thereof.



                                             Very truly yours,

                                             /s/ Seth H. Hoogasian
                                             -------------------------------
                                             Seth H. Hoogasian
                                             General Counsel